Exhibit 99.5

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Table of Contents

Page(s)

Independent Auditors’ Report	1

Consolidated Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Comprehensive Income (Loss)	4

Consolidated Statements of Member’s Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7–15

Independent Auditors’ Report

The Management Committee
Tapestry Wind, LLC:

We have audited the accompanying consolidated financial statements of Tapestry Wind, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tapestry Wind, LLC and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California
April 23, 2014

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Balance Sheets

December 31, 2013 and 2012

(In thousands)

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$3,968	6,450
Accounts receivable	3,963	4,953
Accounts receivable from affiliates	—	116
Inventory	82	36
Restricted cash	—	2
Prepaid expenses and other current assets	424	666
Total current assets	8,437	12,223
Wind energy generating system, net of accumulated depreciation of $56,947 and $34,387 in 2013 and 2012, respectively	393,780	416,114
Inventory deposits	5,640	—
Deferred financing costs, net	6,667	7,858
Long-term restricted cash	9	44
Long-term derivative assets	4,457	—
Total assets	$418,990	436,239
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$2,555	872
Accounts payable to related parties	148	256
Accrued liabilities	845	1,040
Interest payable	27	28
Current maturities of long-term debt	9,812	8,191
Total current liabilities	13,387	10,387
Long-term debt, net of current maturities	191,523	201,335
Deferred revenue, net	109,745	115,953
Long-term derivative liabilities	—	10,352
Asset retirement obligations	8,088	7,605
Total liabilities	322,743	345,632
Commitments and contingencies
Member’s equity	96,247	90,607
Total liabilities and member’s equity	$418,990	436,239

See accompanying notes to consolidated financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Statements of Operations

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Operating revenues:
Electric revenue	$14,847	13,509
Lease and other revenue	25,135	24,079
Operating revenues from marketing affiliate	7	(99)
Grant revenue	6,208	5,263
Total operating revenues	46,197	42,752
Operating expenses:
Depreciation and accretion	23,043	22,940
Maintenance and other operating costs	8,950	9,915
General and administrative	458	1,628
Total operating expenses	32,451	34,483
Income from operations	13,746	8,269
Other income (expense):
Interest income	1	32
Interest expense	(11,223)	(11,648)
Total other expense	(11,222)	(11,616)
Net income (loss)	$2,524	(3,347)

See accompanying notes to consolidated financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Net income (loss)	$2,524	(3,347)
Other comprehensive income (loss):
Unrealized gains (losses) on derivatives qualified as cash flow hedges:
Unrealized holding gains (losses) arising during the period	14,808	(4,345)
Other comprehensive income (loss)	14,808	(4,345)
Comprehensive income (loss)	$17,332	(7,692)

See accompanying notes to consolidated financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Statements of Member’s Equity

Years ended December 31, 2013 and 2012

(In thousands)

	Edison Mission Wind, Inc.
				Accumulated
				other	Purchase	Total
			Retained	comprehensive	noncontrolling	member’s
	Contributions	Distributions	deficit	income (loss)	interest	equity
Balances at December 31, 2011	$430,904	(193,175)	(1,764)	(6,006)	(4,803)	225,156
Contributions from member	16,235	—	—	—	—	16,235
Distributions to member	—	(143,092)	—	—	—	(143,092)
Net loss	—	—	(3,347)	—	—	(3,347)
Other comprehensive loss	—	—	—	(4,345)	—	(4,345)
Balances at December 31, 2012	447,139	(336,267)	(5,111)	(10,351)	(4,803)	90,607
Distributions to member	—	(11,692)	—	—	—	(11,692)
Net income	—	—	2,524	—	—	2,524
Other comprehensive income	—	—	—	14,808	—	14,808
Balances at December 31, 2013	$447,139	(347,959)	(2,587)	4,457	(4,803)	96,247

See accompanying notes to consolidated financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Cash flows from operating activities:
Net income (loss)	$2,524	(3,347)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	24,234	24,232
Amortization of deferred revenue	(6,208)	(5,263)
Changes in assets and liabilities:
Accounts receivable	1,106	(2,537)
Prepaid expenses and other current assets	242	(221)
Inventory	(46)	—
Inventory deposits	(5,640)	—
Proceeds from U.S. Treasury grants	—	44,185
Accounts payable	2,282	(985)
Accrued liabilities	(195)	(1,490)
Interest payable	(1)	(28)
Net cash provided by operating activities	18,298	54,546
Cash flows from investing activity:
Capital expenditures	(934)	(12,824)
Net cash used in investing activity	(934)	(12,824)
Cash flows from financing activities:
Contributions from member	—	13,480
Distributions to member	(11,692)	(143,092)
Repayment of long-term debt	(8,191)	(4,474)
Borrowings transferred from escrow pending completion of project construction	37	97,041
Financing costs	—	(1,203)
Net cash used in financing activities	(19,846)	(38,248)
Net increase (decrease) in cash and cash equivalents	(2,482)	3,474
Cash and cash equivalents at beginning of year	6,450	2,976
Cash and cash equivalents at end of year	$3,968	6,450
Supplemental disclosures of cash flow information:
Noncash capital contributions from member	$—	2,755
Cash paid for interest	10,031	10,330

See accompanying notes to consolidated financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(1)                     The Company

(a)                     Formation

Tapestry Wind, LLC (Tapestry), a Delaware limited liability company, was formed on September 26, 2011 in anticipation of issuing debt in 2012 based on future cash flows from a portfolio of wind projects. Tapestry is a wholly owned subsidiary of Edison Mission Wind, Inc. (EM Wind), which was in turn, a wholly owned subsidiary of Edison Mission Energy (EME). On October 18, 2013, EME entered into an acquisition agreement with NRG Energy, Inc. (NRG), that provided for the sale of substantially all of EME’s assets to NRG including its member interests in the Company. The sale closed on April 1, 2014 and EM Wind was acquired by NRG Energy Gas and Wind Holdings LLC, a wholly owned subsidiary of NRG.

On November 1, 2011, Tapestry received, as capital contributions, ownership interest in the three wind projects described below: Taloga Wind, Pinnacle Wind, and Buffalo Bear. Tapestry and its subsidiaries are referred to herein as the “Company.” These contribution transactions were transfer of businesses under common control. Therefore, the assets and liabilities acquired were recorded at their historical carrying value.

(b)                     Description of Projects

Taloga

Tapestry owns a 100% interest in Taloga Wind, LLC (Taloga), which owns a 129.6-megawatt wind farm located in Dewey County, Oklahoma. The project sells electricity to Oklahoma Gas and Electric Company under a 20-year power purchase agreement (PPA). The project achieved commercial operation in July 2011.

Pinnacle

Tapestry owns a 100% interest in Pinnacle Wind, LLC (Pinnacle), which owns a 55.2-megawatt wind farm located in Mineral County, West Virginia. The project sells electricity to The Maryland Department of General Services and The University System of Maryland under PPAs with terms of 20 years for each respective institution. The project achieved commercial operation in December 2011.

Buffalo Bear

Tapestry owns a 100% interest in Buffalo Bear, LLC (Buffalo Bear), which owns an 18.9-megawatt wind farm located in Harper County, Oklahoma. The project sells electricity to Western Farmers Electric Cooperative under a 25-year PPA. The project achieved commercial operation in December 2008.

Taloga, Pinnacle, and Buffalo Bear are individually referred to as a “Project” or collectively referred to as “Projects.”

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(2)                     Significant Accounting Policies

(a)                     Basis of Presentation

The consolidated financial statements include the accounts of the Company. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)                     Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash and money market fund investments. The carrying value of cash and cash equivalents approximates fair value due to original maturities of less than three months.

(c)                      Inventory

Inventory is stated at the lower of weighted average cost or market and consists of spare parts, materials, and supplies.

(d)                     Derivative Instruments

The Company uses interest rate swaps to manage its interest-rate exposure on long-term debt. Authoritative guidance on derivatives and hedging establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). The Company is required to record derivatives on its consolidated balance sheets as either assets or liabilities measured at fair value unless otherwise exempted from derivative treatment as a normal sale and purchase. All changes in the fair value of derivative instruments are recognized currently in earnings, unless specific hedge criteria are met, which requires that the Company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The accounting guidance for cash flow hedges provides that the effective portion of gains or losses on derivative instruments designated and qualifying as cash flow hedges be reported as a component of other comprehensive income and be reclassified into earnings in the same period during which the hedged transaction affects earnings. The remaining gains or losses on the derivative instruments, if any, must be recognized currently in earnings. Derivative and hedging accounting policies are discussed further in note 3 — Derivative Instruments and Risk Management.

(e)                      Deferred Financing Costs

Deferred financing costs consist of legal fees and closing costs incurred by the Company in obtaining its financing. These costs are amortized using the effective interest method over the term of the financing obligation. Amortization expense included as part of interest expense in the consolidated

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

statements of operations was $1,191,000 and $1,292,000 for the years ended December 31, 2013 and 2012, respectively. Accumulated amortization was $2,499,000 and $1,308,000 for the years ended December 31, 2013 and 2012, respectively.

(f)                        Restricted Cash

Restricted cash consisted of funds held in escrow pending the completion of the Pinnacle Wind project and of debt service or collateral reserves required by the Company’s debt agreements. The Company had $0 and $2,000 in escrowed funds and $9,000 and $44,000 of funds restricted for debt service and collateral reserves for the years ended December 31, 2013 and 2012, respectively.

(g)                     Income Taxes

The Company is a single member limited liability company and is included in the consolidated return of its ultimate parent company. An enterprise is required to recognize, in its consolidated financial statements, the impact of a tax position by determining if the weight of the available evidence indicates it is more likely than not, based on the technical merits, that the position will be sustained on audit. All income tax contingencies would be immaterial if they had to be recognized by the Company. However, because the entity is a limited liability entity that is included in the tax return of its parent company and is not obligated to pay any income taxes, the Company has not reflected a hypothetical tax obligation in its consolidated financial statements.

If the Company had recorded income taxes, based on a hypothetical separate company return, adjusted for the use of state tax apportionment factors of the consolidated tax group, the income statements would include income tax benefit of $453,000 and $6,203,000 for the years ended December 31, 2013 and 2012, respectively.

(h)                     Property, Plant, and Equipment

Property, plant, and equipment, including leasehold improvements and construction in progress, are capitalized at cost and principally comprise wind energy generating systems and related facilities. Depreciation is computed by using the straight-line method over the useful life of the property, plant, and equipment.

Useful lives for property, plant, and equipment are as follows:

Wind energy generating systems	20 years
Equipment, furniture, and fixtures	3 to 7 years

Expenditures for maintenance, repairs, and renewals are expensed as incurred. Expenditures for additions and improvements are capitalized.

(i)                        Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount, to its future net undiscounted cash flows

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

expected to be generated plus production tax credits. If the net book value of a long-lived asset or asset group is less than the related future undiscounted net cash flows, the long-lived asset or asset group is considered to be impaired. The amount of the impairment is measured as the net book value in excess of its fair value. No impairment losses were recognized during the years ended December 31, 2013 and 2012.

(j)                        Inventory Deposits

Inventory deposits include spare parts purchased pursuant to the terms of the maintenance and service agreement with the turbine supplier. Parts acquired under this agreement are to be replenished by turbine supplier as parts are used in turbine maintenance throughout the term of the agreement. These amounts are included at cost.

(k)                     Asset Retirement Obligations

The Company accounts for its asset retirement obligations by recording the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability was initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Accretion expense is classified as part of depreciation and accretion.

The Company recorded a liability representing expected future costs associated with site reclamation, facilities dismantlement, and removal of environmental hazards as follows (in thousands):

Balance of asset retirement obligations at December 31, 2011	$7,151
Accretion expense	454
Balance of asset retirement obligations at December 31, 2012	7,605
Accretion expense	483
Balance of asset retirement obligations at December 31, 2013	$8,088

(l)                        Revenue Recognition

An assessment of revenue from electricity sales under long-term power sales agreements was conducted to determine whether or not the power sales agreements contain an embedded lease. The assessment resulted in a determination that revenue earned by Taloga and Buffalo Bear is subject to lease accounting. However, there are no minimum rental payments required under the related agreement and; therefore, rental income is recorded as electricity is delivered at rates defined in the PPAs. Revenue earned by Pinnacle is not subject to lease accounting. Electricity sales are recognized as energy is delivered to the specified parties at the rate defined in the PPAs. The Company accounts for renewable energy credits as a bundled component of the associated electricity, with revenue also recorded as the electricity is delivered.

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The Company accounts for grant income on the deferred method and, accordingly, will recognize operating revenues related to such income over the estimated useful life of the applicable projects. In 2012 and 2011, the Company received $44,185,000 and $78,346,000, respectively, in U.S. Treasury grants (cash grants, under the American Recovery and Reinvestment Act of 2009) that was recorded as deferred revenue and is amortized to income over 20 years. Pursuant to the regulations governing U.S. treasury grants, there is a ratable, five year recapture period on the grant income from the date the related property was put into service if the property ceases to be used as eligible property or is disposed of to a disqualified entity. The recapture period for the grants received in 2012 and 2011 becomes fully vested on February 28, 2017 and July 13, 2016, respectively.

The Company accounts for income from state tax credits (Credits) sold when ownership transfers to Cash Flow Enhancement Strategies, LLC (CFES), which is further discussed in note 5(c).

(3)                     Derivative Instruments and Risk Management

Interest Swap

On December 21, 2011, the Company, in conjunction with its wind financing, entered into 10-year amortizing interest rate swap agreements for the purpose of hedging the variability of cash flows in the interest payments due to fluctuations of the London Interbank Offered Rate (LIBOR). These interest rate swap agreements became effective on December 30, 2011 and qualify as effective cash flow hedges, whereby the hedges were reported in the Company’s consolidated balance sheets at fair value, with the change in the fair value of the hedges reflected in the consolidated statements of comprehensive loss. The total notional amount of the hedges was $181,201,000 and $188,573,000 at December 31, 2013 and 2012, respectively. The notional amount of the interest rate swap agreements amortizes each year, such that the Company’s interest payment under the wind financing is approximately 90% hedged. The interest rate swap agreements entitle the Company to receive a floating (three-month LIBOR) rate and pay a fixed rate of 2.21%. The interest rate swap agreements expire in December 2021. The Company recognized unrealized gains of $14,808,000 and unrealized losses of $4,345,000 in other comprehensive income (loss) at December 31, 2013 and 2012, respectively.

The Company also entered into forward starting interest rate swap agreements at 3.57% to hedge the probable forecasted refinancing of the final maturity payment of the term loan and shall be effective on December 21, 2021.

The interest rate swaps convert the LIBOR-based rates (0.25% and 0.32% at December 31, 2013 and 2012, respectively) in the term loan to a fixed interest rate of 2.21%. Total interest expense related to the swap agreements was $3,633,000 and $3,395,000 for the years ended December 31, 2013 and 2012, respectively. These costs are included in the accompanying consolidated statements of operations as interest expense.

(4)                     Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (referred to as an exit price). Fair value for a liability should reflect the entity’s nonperformance risk. Fair value is determined using a

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

hierarchy to prioritize inputs to valuation models. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of fair value hierarchy are:

•                  Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities;

•                  Level 2 — Pricing inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the derivative instruments; and

•                  Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurements and unobservable.

The Company’s assets carried at fair value consist of money market funds which are classified as Level 1 as fair value is determined by observable market prices (unadjusted) in active markets. Money market funds are included in cash and cash equivalents and restricted cash in the Company’s consolidated balance sheets. The Company had money market assets of $664,000 and $1,685,000 at December 31, 2013 and 2012, respectively.

The interest rate swap liabilities are classified as Level 2 as the fair value can be determined based on observable values of underlying interest rates. The Company had derivative assets related to interest rate swaps of $4,457,000 and liabilities of $10,352,000 as of December 31, 2013 and 2012, respectively.

(5)                     Project Agreements

A summary of the major agreements entered into by the Company is set forth below:

(a)                     Limited Liability Company Agreements

The subsidiaries of the Company are parties to limited liability company agreements. The provisions of these agreements set forth rights and obligations of the subsidiary.

(b)                     Power Purchase Agreements

The Projects sell electricity generated by the wind energy generating systems to utilities or other third-parties. Payment is made based on actual production at contractually predetermined energy rates which in some case are escalated on an annual basis.

Under the terms of the Taloga power purchase agreement, Taloga is required to deliver minimum quantities of electric energy on a 36-month rolling average basis. If the project fails to achieve minimum deliveries, it could be subject to damages as defined in the agreement. Taloga exceeded required minimum deliveries of electric energy for the year ended December 31, 2013.

(c)                      Zero-Emission Facilities Tax Credit Purchase and Sale Agreement

Buffalo Bear and Taloga have entered into zero-emission facilities tax credit purchase and sale agreements with CFES to facilitate the transfer and sale of the Company’s zero-emission Credits to

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

third-parties. The term of the agreements are 10 years covering all Credits generated through 2018 for Buffalo Bear and 2022 for Taloga and may be terminated upon providing written notice. CFES pays an amount equal to 88% of the face value of the Credits, as defined in the agreement. For the years ended December 31, 2013 and 2012, the Company sold Credits to CFES and recognized $1,996,000 and $1,406,000, respectively, which was included on the consolidated statements of operations in lease and other revenue.

(d)                     Maintenance and Service Agreements

Each of the Projects has contracted with the turbine supplier for its project to provide certain warranty, maintenance, and repair services. The agreements, including extensions, generally cover a five-year period commencing on completion of construction. Payment provisions generally provide for a monthly fee per turbine plus escalation. Total fees incurred during 2013 and 2012 were $4,079,000 and $4,086,000, respectively. These costs are included on the consolidated statements of operations as part of maintenance and other operating costs.

Buffalo Bear entered into a maintenance and service agreement with Suzlon Wind Energy Corporation (Suzlon). Pursuant to the agreement’s warranty provisions, the measured average availability for the project’s wind turbine generators shall not be less than 97% for the remainder of the warranty period. Suzlon shall pay liquidated damages to the project for lost revenues and income in the event that the measured average availability of the wind turbine generators falls below 97%. For the years ended December 31, 2013 and 2012, the Company recognized lost revenues of $75,000 and $0, respectively, which was included on the consolidated statements of operations in lease and other revenue.

Suzlon is currently experiencing significant adverse credit and liquidity issues. As a result, the Company’s ability to enforce performance and warranty guarantees is subject to the credit risk of this counterparty.

(e)                      Operation and Maintenance Agreements

Each of the Projects has entered into agreements with Edison Mission Operation and Maintenance, Inc. (EMOM), a wholly owned subsidiary of EME, to provide operation and maintenance services for the balance of the plant not covered by the turbine supplier’s maintenance and service agreement and for the post warranty period. The agreements generally have a term of five years commencing on completion of construction with provisions for extension until terminated. Total costs incurred under these agreements during the years ended December 31, 2013 and 2012 were $1,256,000 and $1,425,000, respectively. These costs are included on the consolidated statements of operations as part of maintenance and other operating costs.

(f)                        Wind Park Easement Agreements

Each of the Projects has entered into various easement agreements, which grant the project nonexclusive easement rights to use the land on which wind energy generating systems, the substation, operations building, access roads, and other related equipment are located. Each Project is obligated to pay easement fees ranging from 2.5% to 4% of their gross operating revenues. Total

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

costs incurred under these agreements during the years ended December 31, 2013 and 2012 were $1,072,000 and $998,000, respectively. These costs are included on the consolidated statements of operations as part of maintenance and other operating costs.

(6)                     Long-Term Debt

In December 2011, the Company completed a nonrecourse financing of its interests in the Taloga, Pinnacle, and Buffalo Bear wind projects. The financing included a $214 million 10-year partially amortizing term loan (expiring in December 2021), a $12 million 10-year debt service reserve letter of credit facility, an $8 million 10-year project letter of credit facility and an $8 million 10-year working capital facility. Interest under the term loans accrues at LIBOR plus 2.5% initially, with the rate increasing 0.125% on the fourth anniversary of the closing date. A total of $97 million of cash proceeds received was deposited into restricted cash as of December 31, 2011. These funds became available in December 2012 when the Pinnacle project achieved certain completion milestones. Interest expense for the years ended December 31, 2013 and 2012 was $5,821,000 and $6,432,000, respectively.

The Company entered into interest rate swap agreements to hedge the majority of the variable interest rate exposure under the term loan. For further details regarding the interest rate swap agreements, see note 3 — Derivative Instruments and Risk Management.

Distributions from the Company are subject to compliance with the terms and conditions of its credit agreements, including a covenant to meet a 12-month historic debt service coverage ratio as specified in the agreements of 1.2 to 1.0.

Annual maturities on long-term debt at December 31, 2013 for the next five years and thereafter are summarized as follows (in thousands):

Years ending December 31:
2014	$9,812
2015	10,568
2016	9,094
2017	10,189
2018	11,029
Thereafter	150,643
$201,335

At December 31, 2013 and 2012, the amount of outstanding letters of credit was $20 million. The Company recorded costs of $575,000 and $464,000 associated with these letters of credit for the years

(Continued)

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

ended December 31, 2013 and 2012, respectively. These costs are included on the consolidated statements of operations as part of interest expense.

The carrying amount of the long-term debt approximates fair value at December 31, 2013 and 2012 due to frequent repricing of the LIBOR interest rates as defined in the agreement.

(7)                     Related Party Transactions

The Company has the following related party transactions and relationships in addition to the EMOM Operations and Maintenance Agreement described in note 5 — Project Agreements:

(a)                     Transactions with EME

The Company incurred costs from EME and subsidiaries of EME, for certain insurance, consultant, and credit costs which totaled $823,000 and $2,527,000 for the years ended December 31, 2013 and 2012, respectively. These are invoiced at cost and are settled monthly in cash. These costs are included in the consolidated balance sheets and consolidated statements of operations as follows (in thousands):

	2013	2012
Expensed	$823	1,524
Capitalized deferred financing	—	1,003
	$823	2,527

(b)                     Transactions with EMMT

The Projects have entered into services, purchase, and sale agreements with Edison Mission Marketing & Trading, Inc. (EMMT), a wholly owned subsidiary of EME, to provide scheduling, dispatch, and transaction services. The agreements may be terminated upon providing a 30-day written notice. The Company incurred net costs in the amount of $19,000 and $23,000 from EMMT for the years ended December 31, 2013 and 2012, respectively. These costs are included in the consolidated statements of operations as part of operating revenues.

(8)                     Subsequent Events

The Company has performed an evaluation of subsequent events through April 23, 2014, which is the date the consolidated financial statements are available to be issued. As discussed in Note 1- The Company, NRG completed the purchase of substantially all of the assets of EME including its member interests in the Company on April 1, 2014.